UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

                              EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): February 20, 2007

                               S.Y. BANCORP, INC.

             (Exact name of registrant as specified in its charter)


        Kentucky                       1-13661                   61-1137529
        --------                       -------                   ----------
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
   of incorporation or                                       Identification No.)
      organization)



               1040 East Main Street, Louisville, Kentucky, 40206

                    (Address of principal executive offices)


                                 (502) 582-2571

              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICES; ELECTION OF DIRECTORS:
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 20, 2006, S.Y. Bancorp, Inc. (the "Company") adopted a restricted stock program under the terms of the Company's 2005 Incentive Stock Plan. The new program provides for awards of restricted stock to the chief executive officer and executive vice presidents based on the Company's attainment of return on average assets and return on average equity targets above the 90th percentile of the three-year average ROAA and ROAE of a group of peer financial institutions. The terms of the restricted stock program are attached as an exhibit to this report.

In addition, the Board of Directors also awarded a total of 1,975 shares of restricted stock to these officers, based on the same criteria and terms as grants under the new stock restricted plan and based on the Company's attainment of the ROAA target, but not the ROAE target, relative to peer financial institutions in 2006. The officers receiving restricted stock grants were: David Heintzman (881 shares); Kathy Thompson (257 shares); Sam Smith (165 shares); Greg Hoeck (168 shares); Ja Hillebrand (168 shares); Phil Poindexter (168 shares); and Nancy Davis (168 shares).


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

 D.        Exhibits

           10.1      Terms of Restricted Stock Program.
           10.2      Form of Restricted Stock Agreement


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:   February 26, 2007                     S.Y. BANCORP, INC.

                                              By: /s/ Nancy B. Davis
                                                  ------------------------------
                                                  Nancy B. Davis, Executive Vice
                                                  President, Treasurer and Chief
                                                  Financial Officer